EXHIBIT 10.2

THE SUBORDINATED INDEBTEDNESS EVIDENCED BY THIS INSTRUMENT IS SUBORDINATED TO THE PAYMENTS OF CERTAIN SENIOR INDEBTEDNESS TO THE EXTENT SPECIFIED IN THAT CERTAIN SUBORDINATION AGREEMENT, DATED AS OF MAY 3, 2004, BY AND AMONG ALLIANCE GAMING CORPORATION, THE SANDS REGENT AND WELLS FARGO BANK, NATIONAL ASSOCIATION.

SUBORDINATED PROMISSORY NOTE

DUE MAY 3, 2007

$920,000.00	May 3, 2004

SECTION 1. Payment Obligation. The Sands Regent, a Nevada corporation (herein called the “Company”), for value received, hereby promises to pay to the order of Alliance Gaming Corporation, a Nevada corporation (“Lender”) or its assigns (hereinafter referred to as the “Holder”), the principal sum of $920,000.00 (nine hundred and twenty thousand dollars), or so much thereof as remains outstanding from time to time and interest thereon as provided below. Payment of the principal of and interest on this Subordinated Note will be made in currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

SECTION 2. Definitions. As used herein, the following terms will be deemed to have the meanings set forth below:

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.).

“Business Day” means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close.

“Change of Control” means (a) means a merger, consolidation, tender offer, recapitalization, reorganization, issuance by the Company, or sale by a stockholder of, capital stock (or indebtedness convertible into capital stock) of the Company, exchange offer or other transaction, in each case, as a result of which the stockholders of the Company prior to such transaction would hold less than 20% of the voting power of the surviving or resulting entity (or its direct or indirect parent) immediately following the consummation of such transaction or (b) a sale of all or substantially all of the assets of the Company in one transaction or a series of related transactions.

“Company” has the meaning set forth in the introductory paragraph of this Subordinated Note and includes any Person that succeeds to or assumes the obligations of the Company under this Subordinated Note.

“Coupon Rate” means 11% per annum, computed on the basis of a 365-day year.

“Insolvency Proceeding” means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other governmental agency or authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in either case undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

“Maturity Date” means May 3, 2007.

“Subordinated Note” means this subordinated promissory note issued by the Company.

“Person” means any person, corporation, general or limited partnership, joint venture, trust, limited liability company, association or other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

“Stock Purchase Agreement” means the Stock Purchase Agreement between the Company, Holder and APT Games, Inc., a Nevada corporation dated as of December 5, 2003.

“Supply Agreement” means the Supply Agreement entered into by the Company and Bally Gaming, Inc. on May 3, 2004 pursuant to the Stock Purchase Agreement.

“Triggering Event” means:

(a) failure by the Company to make any payment hereunder when due and payable; or

(b) the Company (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

(c) (i) any involuntary Insolvency Proceeding is commenced or filed against the Company, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company’s assets or properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Company admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Company acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar person for itself or a substantial portion of its assets, property or business; or

(d) the occurrence of a Change of Control.

“Triggering Event Rate” means a per annum interest rate equal to three percentage points above the Coupon Rate.

SECTION 3. Payments.

(a) The principal amount of this Subordinated Note may be repaid from time to time at the option of the Company without penalty or premium. The foregoing notwithstanding, the entire unpaid principal balance of this Subordinated Note, together with all accrued and unpaid interest thereon, shall be repaid in full on the Maturity Date.

(b) Interest payable hereunder on the outstanding principal balance hereof shall be due and payable, in arrears, quarterly on the first day of each such quarter, commencing June 30, 2004, and thereafter until the principal hereof is paid in full at (a) the Coupon Rate, or (b) upon the occurrence of a Triggering Event and until the date on which such Triggering Event is cured or waived, at the Triggering Event Rate.

(c) Any payments shall be made to Holder at account no. 990086803 at Bank of America, routing number 122 400 724 in Las Vegas, Nevada, or at such other account or accounts or place or to such other party or parties as the Holder of this Subordinated Note may designate in writing to the Company from time to time.

SECTION 4. Acceleration. Upon the occurrence of a Triggering Event and during the continuation thereof, the entire principal balance of this Subordinated Note, together with all accrued and unpaid interest payable hereunder, shall, at the Holder’s election, immediately become due and payable, without presentment, notice, or demand of any kind; provided, however, that upon the occurrence of a Triggering Event under clauses (b) or (c) of said definition, the entire principal balance of this Subordinated Note, together with all accrued and unpaid interest payable hereunder shall immediately become due and payable without any action on the part of the Holder.

SECTION 5. Subordination. This Subordinated Note shall be subordinated to all indebtedness and other obligations owing to Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”) on behalf of those certain lenders (the “Lenders”) from time to time party to the Credit Agreement, dated of even date herewith, between the Company, Last Chance, Inc., Zante Inc., the Administrative Agent and the Lenders,

on terms reasonably satisfactory to Holder and the Lenders pursuant to a subordination agreement between the Company, Holder and Administrative Agent on behalf of the Lenders.

SECTION 6. Miscellaneous.

(a) Any notice required by the provisions of this Subordinated Note shall be given in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested to the Holder or the Company, as follows:

If to Holder:	Alliance Gaming Corporation 6601 South Bermuda Road Las Vegas, Nevada 89119 Telecopy: (702) 896-7990 Attention: Legal Department

With a copy (which does not constitute notice) to:	Gibson, Dunn & Crutcher LLP 333 South Grand Avenue Los Angeles, California 90071-3197 Telecopy: (213) 229-7520 Attention: Peter F. Ziegler, Esq.

If to the Company:	The Sands Regent 345 North Arlington Avenue Reno, Nevada 98501 Telecopy: (775) 348-6241 Attention: Rob Medeiros

With a copy (which does not constitute notice) to:	Bible Hoy & Trachok 201 W. Liberty Street, 3rd Floor Reno, Nevada 89501 Telecopy: (775) 786-7426 Attention: David L. Mousel

All notices sent in accordance with this section shall be deemed received on the earlier of the date of actual receipt or three (3) Business Days after the deposit thereof in the mail.

(b) In no event shall the interest rate or rates payable under this Subordinated Note exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. The Company by its issuance hereof and the Holder by its acceptance hereof intend to legally agree upon the rate of interest and manner of payments stated herein; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum rate allowable under applicable law, then, ipso facto as of the date of this Subordinated Note, the Company is and shall be liable only for the payment of such maximum amount as allowed by law, and payment received from the Company in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of this Subordinated Note to the extent of such excess.

(c) The Company and any endorsers of this Subordinated Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand, and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

(d) THE VALIDITY OF THIS SUBORDINATED NOTE, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE COMPANY AND THE HOLDER HEREOF WITH RESPECT TO MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA. THE COMPANY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS SUBORDINATED NOTE SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN RENO OR, AT THE SOLE OPTION OF THE HOLDER HEREOF, IN ANY OTHER COURT IN WHICH THE HOLDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. THE COMPANY WAIVES, TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS PARAGRAPH. THE COMPANY HEREBY FURTHER WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS SUBORDINATED NOTE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE COMPANY REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS SUBORDINATED NOTE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(e) The execution and delivery of this Subordinated Note has been authorized by the Board of Directors of the Company and by any necessary vote or consent of the shareholders of the Company.

(f) This Subordinated Note shall be freely transferable by either party and shall be binding upon the successors and assigns of the Company and inure to the benefit of Holder and its successors, endorsers and assigns.

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IN WITNESS WHEREOF, the undersigned has executed this Subordinated Note effective as of the date first above written.

THE SANDS REGENT, a Nevada corporation

By:

Name:

Title: